UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2017

VERSARTIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1020 Marsh Road

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 963-8580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Financial Officer and Principal Accounting Officer

On November 28, 2017, the Board of Directors (the “Board”) of Versartis, Inc. (the “Company”) appointed Jay P. Shepard, the Company’s Chief Executive Officer, to the position of principal financial officer, effective December 1, 2017, following the previously announced resignation of Joshua T. Brumm, the Chief Operating Officer and Chief Financial Officer of the Company.

Also on November 28, 2017, the Board appointed Kevin Haas, the Company’s Corporate Controller, to the positions of Vice President, Finance and principal accounting officer, effective December 1, 2017.

Jay P. Shepard, 59, has served as our President and Chief Executive Officer since May 2015 and as a member of our Board of Directors since December 2013. From December 2013 to May 2015, Mr. Shepard also served as the chairman of our Board of Directors. Until May 2015, Mr. Shepard was an Executive Partner at Sofinnova Ventures, or Sofinnova, a venture capital firm focused on the healthcare industry, which he joined as an Executive in Residence in 2008. Mr. Shepard previously served as President and Chief Executive Officer and was a member of the Board of Directors of NextWave Pharmaceuticals, Inc., a specialty pharmaceutical company developing and commercializing unique pediatric products utilizing proprietary drug delivery technology that was acquired by Pfizer in November 2012, from January 2010 to November 2012. From December 2005 to October 2007, Mr. Shepard served as President and Chief Executive Officer and a member of the Board of Directors of Ilypsa Inc., a biopharmaceutical company pioneering novel non-absorbed polymeric drugs for renal and metabolic disorders that was acquired by Amgen in July 2007. Mr. Shepard has served on the boards of directors of numerous public companies, including Ilypsa, Relypsa, Inc., Durect Corporation, Bullet Biotechnology, Inc., Intermune, Inc., and Marinus Pharmaceuticals, Inc. and currently serves on the Board of Directors of the Christopher and Dana Reeve Foundation. Mr. Shepard holds a B.S. in Business Administration from the University of Arizona. We believe Mr. Shepard is able to make valuable contributions to our Board of Directors due to his extensive knowledge of the biopharmaceutical industry and his prior experience as an executive officer.

Kevin Haas, 52, has served as our Vice President, Finance since December 2017. Mr. Haas previously served as our

Corporate Controller from January 2014 until December 2017 and was a consultant to the Company from December 2013 to January 2014. From May 2005 to June 2013, and prior to its acquisition by Roche Holdings, Inc., Mr. Haas served in various financial management roles at Intermune, Inc., including Director of Financial Reporting and most recently as Director of Financial Planning. Prior to his tenure at Intermune, Mr. Haas spent three years at Gilead Sciences, Inc. from 2001 until 2004 and eight years at Cisco Systems, Inc. from 1993 until 2001 in various capacities in finance. He began his career in public accounting with Grant Thornton, LLP. Mr. Haas holds a B.S. in Business Administration, emphasis Accounting, from Western State Colorado University.

There are no family relationships between either Mr. Shepard or Mr. Haas and any director or executive officer of the Company, and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERSARTIS, INC.

Dated: December 4, 2017	By:
/s/ Shane Ward
Shane Ward Senior Vice President and General Counsel